    As filed with the Securities and Exchange Commission on February 6, 2001
                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               EDISON SCHOOLS INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                     13-3915075
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                    Identification Number)


521 FIFTH AVENUE, 11TH FLOOR, NEW YORK, NY                       10175
 (Address of Principal Executive Offices)                     (Zip Code)

                            1999 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                             H. CHRISTOPHER WHITTLE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               EDISON SCHOOLS INC.
                                521 FIFTH AVENUE,
                                   11TH FLOOR,
                               NEW YORK, NY 10175
                     (Name and address of agent for service)

                                 (212) 419-1600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                              Number of          Proposed maximum       Proposed maximum           Amount of
          Title of securities                 Shares to           offering price       aggregate offering        registration
            to be registered                be Registered             per share               price                   fee
 Class A Common Stock, $.01 par value      2,000,000 shares          $34.00(1)           $68,000,000(1)             $17,000


(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Class A Common Stock on the Nasdaq National Market on February 1, 2001 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the 1999 Stock Incentive Plan, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

         Edison Schools Inc. (the "Registrant") became subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 11, 1999 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

           (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

           (c) The description of the Class A Common Stock $.01 par value per share, of the Registrant, which is contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on October 26, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities.

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

         Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article EIGHTH of the Registrant's Sixth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

         Article NINTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought, or threatened to be brought, against him or her by virtue of his or her position as, or agreement to become, a director or officer of the Registrant or by virtue of his or her serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with, a corporation, trust or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought, or threatened to be brought, against him or her by virtue of his or her position as, or agreement to become, a director or officer of the Registrant or by virtue of his or her serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with, a corporation, trust or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he or she is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his or her request, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

         The Registrant is required to provide the indemnification described herein unless the officer or director has not met the applicable standard of conduct required for indemnification. Whether the applicable standard of conduct has been met shall be determined in each instance by (a) a majority vote of the directors of the Registrant consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Registrant), or (e) a court of competent jurisdiction. In the event of a determination that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make a disposition within 60 days after written request for indemnification or advancement of expenses to the Registrant is made by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article NINTH of the Certificate of Incorporation further provides that the indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Registrant, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in the Article shall be deemed to prohibit, and the Registrant is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in the Article. In addition, the Registrant may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Registrant or other persons serving the Registrant and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         Item 7.  Exemption from Registration Claimed.

         Not applicable.

         Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

         Item 9.  Undertakings.

         1.       The Registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 6th day of February, 2001.

                                  EDISON SCHOOLS INC.


                                  By:  /s/ H. Christopher Whittle
                                       -----------------------------------------
                                           H. Christopher Whittle
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Edison Schools Inc., hereby severally constitute H. Christopher Whittle, Laura K. Eshbaugh, David Sylvester and Brent B. Siler, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to the Registration Statement on Form S-8 filed herewith, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Edison Schools Inc. to comply with all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date
---------                                   -----                                       ----
/s/ H. Christopher Whittle                  President, Chief Executive                  February 6, 2001
---------------------------                 Officer and Director (Principal
H. Christopher Whittle                      Executive Officer)


/s/ Adam Feild                              Chief Financial Officer                     February 6, 2001
---------------------------                 (Principal Financial and
Adam Feild                                  Accounting Officer)


/s/ Christopher D. Cerf                     Chief Operating Officer                     February 6, 2001
---------------------------                 and Director
Christopher D. Cerf


/s/ John W. Childs                           Director                                   February 6, 2001
---------------------------
John W. Childs


                                             Director
---------------------------
Joan Ganz Cooney

/s/ Ramon C. Cortines                       Director                                    February 6, 2001
---------------------------
Ramon C. Cortines


/s/ Charles J. Delaney                      Director                                    February 6, 2001
---------------------------
Charles J.  Delaney


/s/ Floyd H. Flake                          President of Edison Charter                 February 6, 2001
---------------------------                 Schools and Director
Reverend Floyd H. Flake


/s/ Jeffrey T. Leeds                         Director                                   February 6, 2001
---------------------------
Jeffrey T. Leeds


/s/ Jonathan Newcomb                         Director                                   February 6, 2001
---------------------------
Jonathan Newcomb


/s/ Benno C. Schmidt Jr.                    Chairman of the Board of                    February 6, 2001
---------------------------                 Directors
Benno C. Schmidt, Jr.


/s/ William F. Weld                         Director                                    February 6, 2001
-------------------------
William F. Weld

                                  EXHIBIT INDEX

Exhibit
Number             Description
------             -----------
4*                 Specimen Certificate of Class A Common Stock of the Registrant.
5                  Opinion of Hale and Dorr LLP.
23.1               Consent of PricewaterhouseCoopers LLP.
23.2               Consent of Hale and Dorr LLP (included in Exhibit 5).
24                 Power of Attorney (included on the signature page of this Registration Statement).



* Incorporated by reference herein from Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-84177) as declared effective by the Commission on November 10, 1999.